UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2016

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2016, the independent members of the Board of Directors of Hardinge Inc. (“Hardinge” or the “Company”) took several actions with respect to compensation arrangements for the following executive officers of the Company:

Richard L. Simons,
President and Chief Executive Officer

Douglas J. Malone,
Vice President and Chief Financial Officer

James P. Langa,
Senior Vice President — Machine Solutions

Douglas C. Tifft,
Senior Vice President — Administration

William B. Sepanik,
Vice President — Workholding

2015 Cash Incentive Plan Awards

On February 9, 2016, the Compensation Committee of the Board of Directors of Hardinge approved payments to the Company’s executive officers under the Hardinge Inc. Cash Incentive Plan based on the Company’s performance during the year ended December 31, 2015 against previously determined goals for 2015 (the “2015 Plan”).

The performance goals and other details of the 2015 Plan were previously summarized in the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on February 17, 2015.

Set forth below are the payments to be made to the executive officers under the 2015 Plan:

Executive Officer	Payments to be Made Pursuant to the 2015 Plan

Richard L. Simons,
President and Chief Executive Officer	$143,784

Douglas J. Malone,
Vice President and Chief Financial Officer	$51,685

James P. Langa,
Senior Vice President — Machine Solutions	$64,573

Douglas C. Tifft,
Senior Vice President — Administration	$35,978

William B. Sepanik,
Vice President — Workholding	$22,714

Base Salary Adjustments

On February 9, 2016, the independent members of the Board of Directors of Hardinge, based on the recommendations of the Compensation Committee, increased the annual base salaries of Messrs. Malone and Sepanik by $35,000 and $14,000, respectively. As a result of the increases, effective as of February 1, 2016, Mr. Malone's annual base salary is $270,000 and Mr. Sepanik's annual base salary is $200,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	February 12, 2016
/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer

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